SUB-ITEM 77Q1(a)



Appendix A, dated  October 26,  2010,  to the Master  Amended and  Restated
 By-Laws for MFS Series Trust IX, dated
January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 76 to the
Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 24, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.